Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 1998, except as to Note 8, which is as of August 19, 1998, appearing on page 33 of IGI Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 55 of such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
----------------------------------
PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
November 19, 1998